UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On October 8, 2021, we voluntarily converted all of our 45,000 outstanding shares of Series A Convertible Preferred Stock into 11,688,310 shares of our common stock.  Following this conversion, we no longer have any Series A Convertible Preferred Stock outstanding and no longer have any shares outstanding with a liquidation preference.  As a result of the conversion, the $90 million liquidation preference value previously reflected as mezzanine equity in our statements of financial condition has been reclassified to permanent stockholders’ equity.

As previously disclosed in our second quarter earnings presentation dated August 5, 2021, we estimated that Fully Diluted Value of Equity was approximately $334 million, as compared to reported stockholders’ equity of approximately $233 million as of June 30, 2021, assuming full conversion of the Series A Convertible Preferred Stock and the exercise of all warrants.

The shares of Series A Convertible Preferred Stock were originally issued on April 7, 2020.  The Certificate of Designation of the Series A Convertible Preferred Stock authorized us to voluntarily convert the Series A Convertible Preferred Stock into common stock provided our common stock traded at prices greater than $7.70 for a certain period of time prior to conversion.  The April 7, 2020 sale of the shares of Series A Convertible Preferred Stock and the current conversion, if deemed a sale, were undertaken in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act.

Item 9.01  Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

Date: October 8, 2021	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer and General Counsel

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